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                                                                Exhibit 10.21


                 Neidiger Tucker Bruner, Inc. Investment Bankers
                         1675 Larimer Street, Suite 300
                             Denver, Colorado 80202

October 27, 1999

Mr. Mark Munro
President
BiznessOnline.com
1720 Route 34
PO Box 1347
Wall, NJ  07719

Dear Mark:

The purpose of this letter is to confirm that BiznessOnline.com (the "Company") is retaining Michael E. Shonstrom of Neidiger, Tucker, Bruner, Inc. ("NTB") as a non-exclusive financial consultant/advisor in connection with such activities necessary to improve market visibility and investor interest.

NTB will be compensated as follows: payment of an expense allowance of $5,000 and warrants to purchase 15,000 shares @ $9.00, which terminate in three years, with full registration rights and anti-dilution protection, to be vested at the end of the first year. The expense allowance is to be paid in cash at the time this agreement is executed.

Notwithstanding any provisions hereof to the contrary, the Company and/or NTB may terminate this agreement by giving the other party sixty (60) days written notice. In the event of such termination, the Company shall continue to be responsible to NTB for payment of the fees as set forth above on a pro-rata basis for the period in which the agreement was in force, to include warrants. Further, the Company will be responsible for payment of any reasonable expenses incurred in the course of making institutional investor presentations.

This letter of agreement shall be binding upon and shall inure to the benefit of parties hereto, their heirs, personal representatives, successors and assigns. In the event of any disagreement arising hereunder, same shall be submitted to arbitration in Denver, Colorado in accordance with the rules of the American Association of Arbitration. The discovery provisions of the Federal Rules of Civil Procedure shall be applicable to such arbitration proceedings. All notices hereunder shall be given by certified mail, return receipt requested, and shall be effective upon receipt provided addressed to NTB at the address set forth on this letterhead and provided addressed to you at the address set forth above. This letter agreement shall be governed by the laws of the State of Colorado and can be modified or amended only by a written agreement signed by both of the parties.


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You agree to indemnify NTB against and hold NTB harmless from any losses, claims, damages, or liabilities, joint or several, to which NTB may become subject in connection with the services which are the subject of this letter and reimburse NTB for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any loss, claim, damage or liability, or any action in respect thereof; provided, however, that you shall not be liable under the foregoing indemnity agreement in respect of any loss, claim, damage or ability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage, or liability resulted from the willful misfeasance or gross negligence of NTB. The indemnity agreement in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, who may be deemed to control NTB.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us a copy containing your executed acceptance. We look forward to working with you in connection with this matter.

                                          Sincerely yours,

                                          NEIDIGER, TUCKER, BRUNER, INC.


                                          By: /s/ NEIDIGER, TUCKER, BRUNER, INC.
                                              ----------------------------------


                                   ACCEPTANCE

Mark E. Munro does hereby accept the terms and provisions of the foregoing letter agreement and does this 27th day of October, 1999, agree to be bound by same.


                                          By: /s/ Mark E. Munro
                                              ---------------------------------
                                                  President